EXHIBIT 21


                      ZIONS BANCORPORATION AND SUBSIDIARIES
                              AT DECEMBER 31, 1998

        SUBSIDIARY                                          STATE
        ----------                                          -----

Zions First National Bank                     Federally chartered doing business
                                                       in Utah and Idaho

California Bank & Trust                                   California

Vectra Bank Colorado                          Federally chartered doing business
                                                  in Colorado and New Mexico

National Bank of Arizona                      Federally chartered doing business
                                                          in Arizona

Nevada State Bank                                           Nevada

The Commerce Bank of Washington               Federally chartered doing business
                                                         in Washington

Val Cor Bancorporation, Inc.                               Colorado

Cash Access, Inc.                                            Utah

GB Capital Trust                                           Delaware

Great Western Financial Corporation                          Utah

Lockhart Realty Company                                      Utah

VBC Capital I                                              Delaware

Zions Management Services Company                            Utah

Zions Insurance Agency, Inc.                                 Utah

Zions Life Insurance Company                                Arizona